UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2008
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT LIST
EXHIBIT 99.1
EXHIBIT 99.2

Item 2.02. Results of Operations and Financial Condition.
On May 9, 2008, Ardea Biosciences, Inc. (“the Company”) reported its results of operations for its fiscal quarter ended March 31, 2008. A copy of the press release announcing the Company’s results of operation is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2008, the Company entered into an employment agreement (the “Employment Agreement”) with John W. Beck, one of its directors, pursuant to which Mr. Beck will serve as the Company’s Senior Vice President, Finance and Operations and Chief Financial Officer, effective May 27, 2008.
Mr. Beck, age 48, joins Ardea Biosciences from Metabasis Therapeutics, Inc., which he co-founded in 1999 and where he served most recently as Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to Metabasis, he served as Director of Finance of Neurocrine Biosciences, Inc., where he played an important role in Neurocrine’s 1996 initial public offering. Prior to joining Neurocrine, Mr. Beck held financial management positions at various high technology and financial services companies, including General Dynamics and Ernst and Young LLP. Mr. Beck received a B.A. in accounting from the University of Washington and also holds a Th.B. in theology from a Seattle, Washington-based seminary. Mr. Beck is a licensed (inactive status) certified public accountant in the state of California and is a member of the American Institute of Certified Public Accountants and the Association of Bioscience Financial Officers. There is no family relationship between Mr. Beck and any other director or executive officer of the Company.
Under the Employment Agreement, Mr. Beck will receive a cash signing bonus of $20,000, payable within 30 days of the date of employment with the Company. His initial annual base salary will be $285,000 and he will be eligible to receive an annual performance bonus under the Company’s executive bonus plan of up to 35% of his salary. Mr. Beck will also be eligible to receive all other benefits normally offered to full-time executive-level employees. Additionally, Mr. Beck will be entitled to participate in our Senior Executive Severance Benefit Plan, which provides that if we terminate Mr. Beck’s employment without cause or he resigns for good reason, he will be entitled, upon execution of a designated release agreement, to severance payment equal to nine month’s base salary, plus one (1) month of additional salary for each complete year of service in excess of two (2) years of service up to a maximum of fifteen (15) months.
Upon commencement of his employment and subject to approval of the Company’s Board of Directors, Mr. Beck will be granted an option to purchase two hundred thousand (200,000) shares of the Company’s common stock under the Company’s 2004 Stock Incentive Plan. The option will vest and become exercisable over a four-year period, with 25% of the shares subject to the option vesting on the first anniversary of his employment and the balance vesting in equal monthly increments thereafter, subject in each case to his continued service to the Company. Additionally, the options he currently holds in connection with his service as a member of the Board of Directors will be amended to provide that his continued service as an employee of the Company shall satisfy any service requirements contained in such options for purposes of vesting and exercisability. Under the terms of the 2004 Stock Incentive Plan, in the event of a sale or disposition of substantially all of our securities or assets, a merger with or into another corporation or a consolidation or other change of control transaction involving us, the stock awards held by Mr. Beck will vest and become immediately exercisable as to half of the otherwise unvested shares underlying those awards, and any remaining unvested shares underlying those stock awards will vest in full should either of the following events occur within 13 months after the transaction: Mr. Beck’s employment is involuntarily terminated without cause or he voluntarily resigns for good reason.
Mr. Beck will resign his position as a member of the Company’s Board of Directors and the Audit Committee of the Board of Directors, effective upon the date of his employment with the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Executive Employment Agreement filed herewith as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description
99.1	Press Release, dated May 9, 2008.
99.2	Executive Employment Agreement between the Company and John W. Beck

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.

Date: May 13, 2008	/s/ Barry D. Quart

Barry D. Quart, Pharm. D
Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Document Description
99.1	Press Release, dated May 9, 2008.
99.2	Executive Employment Agreement between the Company and John W. Beck